Exhibit 99.2

CEVA, Inc. :: Q2 2018 Financial Results Conference Call – Prepared Remarks :: Aug 7, 2018

CEVA, INC.

Second Quarter 2018 Financial Results Conference Call

Prepared Remarks of Gideon Wertheizer, Chief Executive Officer and

Yaniv Arieli, Chief Financial Officer

Aug 7, 2018

8:30 AM Eastern

Good morning everyone and welcome to CEVA’s second quarter 2018 earnings conference call. I’m joined today by Gideon Wertheizer, Chief Executive Officer of CEVA, and Yaniv Arieli, Chief Financial Officer of CEVA. Gideon will cover the business aspects and highlights from the second quarter and provide general qualitative data. Yaniv will then cover the financial results for the second quarter and also provide qualitative data for 2018.

I will start with the forward-looking statements.

Forward Looking Statements

Please note that today’s discussion contains forward-looking statements that involve risks and uncertainties, as well as assumptions that if they materialize or prove incorrect, could cause the results of CEVA to differ materially from those expressed or implied by such forward-looking statements and assumptions. Forward-looking statements include our revised financial guidance for full year 2018 revenues, third quarter and annual royalty revenues; optimism about a healthy licensing environment and demand for CEVA’s products; optimism about the distinguishing features of CEVA’s AI edge technology; positive forecasts from Tractica forecasts and SIG forecast, and optimism about CEVA’s technologies being adopted by ZTE at a later time. For information on the factors that could cause a difference in our results, please refer to our filings with the Securities and Exchange Commission. These include the ability of the CEVA signal processing IPs for smarter, connected devices to continue to be strong growth drivers for us; the traction with edge technology for AI; our success in penetrating new markets and maintaining our market position in existing markets; the ability of new products incorporating our technologies to achieve market acceptance and offset the maturity of the handset market; the speed and extent of the expansion of the LTE and 5G networks, AI, LTE-IoT and IoT space generally; our ability to execute more broad portfolio license agreements; and customers’ ramp-up schedules and the impact on royalty revenues. CEVA assumes no obligation to update any forward-looking statements or information, which speak as of their respective dates.

CEVA, Inc. :: Q2 2018 Financial Results Conference Call – Prepared Remarks :: Aug 7, 2018

In addition to the financial results prepared in accordance with Generally Accepted Accounting Principles, or GAAP, we will also present certain non-GAAP financial measures today. CEVA’s management believes that in addition to using GAAP results in evaluating our business, it can also be useful to review results using certain non-GAAP financial measures. Investors and potential investors are encouraged to review the reconciliation of non-GAAP financial measures with their most direct comparable GAAP financial results, which can be found in the earnings press releases issued today.

A copy of today’s press release for the quarter ended June 30, 2018, and the related financial tables and management commentary, which were included in our Current Report on Form 8-K filed today, can also be found on the investor relations portion of our website.

Before handing the call over to Gideon, I would like to remind you that CEVA adopted the new revenue accounting standard known as ASC 606 as of January 1, 2018. Under the new standard, our royalty revenue represents what our customers shipped during the second quarter of 2018, or our best estimates for such shipments. The numbers stated on this call for the second quarter are based on ASC 606 unless otherwise stated. However, as our Q2 2018 financial results are not directly comparable to our Q2 2017 financial results, which were reported under the old revenue accounting standard known as ASC 605, we also will provide you on today’s call our Q2 2018 financial results as reported under ASC 605 to allow for an “apples to apples” comparison on a year-over-year basis. We will have this dual reporting approach throughout 2018 as required by the Financial Accounting Standards Board.

With that said, I will now hand the call over to Gideon.

Gideon

Thank you Richard and welcome everyone. Our second quarter revenue came in at $17.5 million. Licensing and related revenue was $10 million, similar to last year and a quarter ago, reflecting a healthy environment for our AI, computer vision and Bluetooth technologies.

Royalty revenue under ASC 606 came in at $7.5 million, similar to last quarter but below our expectations, attributable to continued unexpected weakness of one of our large Chinese handset baseband customers, which I will elaborate on later in the call. We did however experience seasonal unit growth in both handsets and consumer products, with non-handset baseband shipments reaching a new record level of 88 million units in the quarter.

CEVA, Inc. :: Q2 2018 Financial Results Conference Call – Prepared Remarks :: Aug 7, 2018

During the second quarter, we concluded 9 deals, of which 3 were for our DSP cores and platforms, one for our NeuPro AI platform, and 5 for our connectivity IPs. Three of the agreements were with first time customers and the rest were with existing customers that are expanding their existing businesses or upgrading to newer products. Customers’ target applications include advanced cameras, drones, smart speakers, smartphones, wireless earphones and IoT verticals.

We continue to experience good interest in our AI and Bluetooth products, with five of our deals in the second quarter being for those two product categories. Let me take the next few minutes to highlight the success factors that distinguish CEVA in the crowded landscape of AI processors and in the cost-driven Bluetooth market.

On AI, while most of the AI applications are currently cloud-based, there is widespread acknowledgment that AI workloads are destined to move to the devices themselves, or what is referred to as “the Edge.” AI at the Edge ensures faster response time and greater privacy by keeping the intelligent processing on the device rather than in a public cloud. Market research firm Tractica forecasts that the market for deep learning chipsets will increase from $1.6 billion in 2017 to $66 billion by 2025. Edge devices are expected to represent more than three-quarters of the total market opportunity, with the remainder being in the cloud. Smartphones, automotive, surveillance cameras, and robots are prominent edge categories. Apparently, the growth opportunities and market size the AI space presents attracts companies both from the semiconductor and the semiconductor IP industries to offer a variety of AI solutions to support the burgeoning need for performance. Against this crowded backdrop, CEVA’s proposition distinguishes itself in three main areas:

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First is performance: CEVA’s NeuPro4000 processor offers the highest AI operations capacity per core among all IP and semiconductor vendors in our targeted markets according to a recent study by the Linley Group’s Microprocessor Report.

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Second, NeuPro is a unified platform that can combine processing of AI, Computer Vision and general DSP algorithms. It allows our customers to reuse the same platform for a variety of use cases and to compliment AI with front end and back end computer vision and image enhancement applications.

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Third and a key success factor is our deep neural network compiler technology, known as CDNN. CDNN is an incredibly complex software technology that automatically optimizes many different types of neural networks to process efficiently in power- and

CEVA, Inc. :: Q2 2018 Financial Results Conference Call – Prepared Remarks :: Aug 7, 2018

size-constrained edge devices that are enabled by our NeuPro hardware. An equivalent technology called TensorRT is offered by Nvidia; yet its primary use is in the cloud. CEVA is the only company that offers similar features and robustness targeted for edge devices.

We have already signed up three leading customers for NeuPro who provide us with valuable feedback on this unique offering. We are experiencing growing interest from a pipeline of reputable companies which we will further engage in as the technology becomes available for general licensing by the end of this month.

On Bluetooth, according to the recent Bluetooth SIG report, in 2018, nearly 4 billion devices will ship with Bluetooth technology. It is expected to grow to over 5 billion units by 2022. The growth will be driven by the latest standard, Bluetooth 5 and a recent major addition to the standard, the MESH topology. CEVA is the incumbent Bluetooth IP supplier for dozens of customers and the clear leader in Bluetooth Dual Mode that combines the benefits of Bluetooth low energy with audio capabilities. According to SIG forecast, 65% of all Bluetooth shipments by 2022 will be dual mode due to the proliferations of smart speakers, Bluetooth audio speakers, earphones, hearing aids and voice-enabled TV remote controls. Our newest voice software technology, ClearVox, offers value-add and a higher royalty level opportunity in conjunction of Bluetooth and DSP cores. We continue to grow our shipments in the Bluetooth space with an all-time high 71 million units shipped in the second quarter up 58% versus Q2 actual shipments last year.

Let me now provide you update of on our base station RAN customers:

Nokia continues to grow the footprint of its Airscale baseband and radio technology enabled by CEVA IPs. Last week Nokia announced that it has signed a $3.5 billion deal with T-Mobile to supply equipment for its 5G network, the world’s largest 5G deal announced to date. Nokia has also won designs for 5G at Verizon, AT&T and NTT Docomo of Japan and recently signed an important agreement with China Mobile. In its recent earning call, the CEO of Nokia reiterated his confidence for an upcoming 5G ramp up in the third quarter with acceleration in the fourth quarter but was also prudent about a large scale deployment that is difficult to predict due to the timing of deployment completions.

On ZTE, we are encouraged by the recent lifting of the ban on the sale of US manufactured components to ZTE and the resumption of their base station operations, which contributes royalties to us. ZTE is a strong contender in Pre-5G and 5G network infrastructure and

CEVA, Inc. :: Q2 2018 Financial Results Conference Call – Prepared Remarks :: Aug 7, 2018

is determined to resume this position. With that said, we assume it will take a few months for ZTE to rebuild the supply chain and to get back to full production and shipments. Also, licensing discussions for our more advanced platforms which were put on hold during the ban will resume shortly but the timing of licensing closure has been affected by the ban.

As for handset baseband, in the second quarter, we started to see preparation for a sizable ramp up by one of our customers who will supply their baseband processor to a premier smartphone OEM for a flagship launch. In this upcoming product cycle, we are set to benefit from higher ASPs due to an increased content. On the other hand, the weakness we experienced in the first quarter in the low tier of the smartphone space with a large Chinese-based customer of ours continued unexpectedly into the second quarter. We believe this can be attributed to a share shift at one large OEM, in which the volume this year will now be split between another customer of ours and a supplier that does not use our technology. We now expect this weakness to continue for the rest of the year. So net net, on an annual basis, the expected growth in volume and content associated with the premier smartphone, will partially offset the weakness of our Chinese-based customer.

Yaniv will later discuss the financial implications on our 2018 guidance, which will reflect both ZTE and the handset developments.

In summary, we continue to progress with our licensing business, driven by healthy demand for our AI, computer vision and connectivity products. We continue to strengthen and broaden our technology base and are confident about our strategy and our ability to add more content and value to our customers. On royalties, we are capitalizing on new royalty growth engines, notably in premium smartphones and the continued expansion in the non-handset segment that will drive substantial sequential royalty revenue growth in the second half of the year and beyond.

With that said, let me turn the call over to Yaniv to discuss our financials and guidance.

CEVA, Inc. :: Q2 2018 Financial Results Conference Call – Prepared Remarks :: Aug 7, 2018

Yaniv

Thank you Gideon, I’ll start by reviewing the results of our operations for the second quarter of 2018.

•	Revenue for the second quarter based on ASC 606 was $17.5 million. The revenue breakdown is as follows:

•	Licensing and related revenue was $10.0 million, reflecting 57% of total revenues, 3% lower as compared to the second quarter of 2017.

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Royalty revenue was $7.5 million, reflecting 43% of total revenues, a decrease of 26% on a YoY basis compared to $10.0 million for second quarter actual shipments that were “reported” in the third quarter of 2017 following the revenue rules under ASC 606.

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Quarterly gross margin was 89% on a U.S. GAAP and 91% on a non-GAAP basis. Non-GAAP quarterly gross margin excluded approximately $167,000 of equity-based compensation expenses and $183,000 of the impact of the amortization of acquired intangibles of our investment in NB-IoT technologies.

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Total operating expenses for the quarter were below the mid-range of our guidance at $18.2 million. OPEX included an aggregate equity-based compensation expense of approximately $2.7 million, and $0.1 million for the amortization of acquired intangibles of RivieraWaves. Total operating expenses for the second quarter, excluding equity-based compensation expenses and amortization of intangibles, were $15.4 million, slightly above the mid-range of our guidance.

•	U.S. GAAP loss and diluted loss per share for the quarter were ($2.1) million and (9 cents), respectively.

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Non-GAAP net income and diluted EPS for the second quarter of 2018 were $0.9 million and 4 cents, respectively. Those figures exclude equity-based compensation expenses, net of taxes, of $2.8 million, and the impact of the amortization of acquired intangibles of RivieraWaves and our investment in NB-IoT technologies, of $0.3 million.

Q2 2018 financial results under ASC 605 for a direct comparison to our Q2 2017 financial results:

•	Total revenue was $ 16.6 million.

•	U.S. GAAP loss and diluted loss per share for the quarter were ($3.0 million) and (13 cents), respectively.

•	Non-GAAP net income and diluted EPS for the second quarter of 2018 were $0 million and 0 cents, respectively.

CEVA, Inc. :: Q2 2018 Financial Results Conference Call – Prepared Remarks :: Aug 7, 2018

Other related data:

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Shipped units by CEVA licensees during the second quarter of 2018 were approximately 222 million, up 13% sequentially and down 11% from Q2 2017 actual shipments reported in the third quarter of 2017. Of the approximately 222 million units shipped, 134 million units, or 60%, were for handset baseband chips, reflecting a 10% sequential increase and a 29% decline on year-over-year basis.

•	In non-baseband, volume shipments reached a record 88 million units, up 19% sequentially and up 44% YoY based on ASC 605, as Bluetooth shipments continued to be strong.

As for the balance sheet items:

As of June 30, 2018, CEVA’s cash and cash equivalent balances, marketable securities and bank deposits were approximately $173 million. During the second quarter, we paid ASTRI two more payment milestones of $0.9 million for the new NB-IoT technologies we discussed on our prior earnings call. We continued our active buyback plan, repurchasing approximately 270,000 shares during the second quarter, at an average price of $33 per share, for approximately $9 million. During the second quarter, our Board of Directors approved the expansion of the existing buyback plan, and as of June 30th, we have a total of 700,000 shares of common stock available for repurchase. Looking back, in the last 10 years of buyback activities, we repurchased 6 million shares for $98 million.

Last, our “adjusted to ASC 606” DSO for the second quarter of 2018 was 48 days, down from the prior quarter of 62 days.

During the second quarter, we generated $2 million of net cash from operations; depreciation was $0.6 million and purchase of fixed assets was $1.8 million, higher than the norm due to additional new EDA tools for our R&D design teams. At the end of June 2018, our headcount was 325 people, of which 261 were engineers.

Now for the guidance for the rest of year:

On royalties, we are lowering our 2018 annual royalty guidance to a 10% decrease from 2017 royalty revenue. With that said, we expect a substantial increase in royalties in the second half of the year, with more than 50% sequential increase for the third quarter. Moreover, royalties are expected to return to year-over-year growth in the second half of 2018.

On licensing and related revenue, we continue to experience healthy demand for our products, but have slightly reduced our expectations for the year due to the ZTE deal pushout, which Gideon elaborated on.

CEVA, Inc. :: Q2 2018 Financial Results Conference Call – Prepared Remarks :: Aug 7, 2018

Our revised annual revenue is expected to be in the region of $80 million, split fairly evenly between licensing and royalties, plus or minus a few percentage points either way.

Specifically for the third quarter of 2018

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Gross margin is expected to be approximately 91% on GAAP and 92% on non-GAAP basis, excluding an aggregate of $0.2 million of equity-based compensation expenses and $0.1 million amortization of acquired intangibles of our investment in NB-IoT technologies.

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Overall OPEX is expected to be slightly lower than second quarter OPEX, in the range of $17.5 million to $18.5 million. Of our anticipated total operating expenses for the third quarter, $2.4 million is expected to be attributable to equity-based compensation expenses and $0.2 million to the amortization of acquired intangibles. Non-GAAP OPEX is also expected to be similar to the second quarter level, in the range of $14.8 million – $15.8 million.

•	Net interest income is expected to be approximately $0.8 million.

•	Tax rate for the third quarter is expected to be 17% on GAAP basis and 11% on non-GAAP basis.

•	Share count for the third quarter of 2018 is expected to be approximately 23 million shares.

Operator: You can now open the Q&A session:

Wrap Up: Richard

Thank you for joining us today and for your continued interest in and support of CEVA. We will be attending the following upcoming events and invite you to meet with us there:

•	Oppenheimer 21st Annual Technology, Internet & Communications Conference in Boston on August 8th

•	Canaccord Genuity 38th Annual Growth Conference in Boston on August 9th

•	ROTH Internet of Things Corporate Access Day in San Francisco on September 5th

•	Citi 2018 Global Technology Conference in New York on September 5th

•	Deutsche Bank Technology Conference in Las Vegas on September 12th

Please visit the investor section of our website for further information on these events and other events we will be attending.

Thank you and goodbye